UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	[X]

Filed by Party other than the Registrant	[ ]

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only [as permitted by Rule 14a-6(e)(2)]
[X]	Definitive Information Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

QE BRUSHES, INC.
(Exact name of Registrant as specified in its charter.)

Commission File number 000-53941

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11:
	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid;
	2.	Form, Schedule or Registration Statement No.
	3.	Filing Party:
	4.	Date Filed:

QE BRUSHES, INC.
469 St. Pierre Rd.
Los Angeles, California 90077
(310) 470-2616

To Our Stockholders:

On behalf of the Board of Directors and management of QE BRUSHES, INC., I cordially invite you to attend a Special Meeting of stockholders of QE BRUSHES, INC. to be held on Friday, October 15, 2010, at 11:00 a.m., Pacific Time, at 469 St. Pierre Rd., Los Angeles, California 90077.

The matters to be considered at the meeting are as follows:

First Proposal: An amendment to the Company’s Articles of Incorporation (“Articles of Incorporation”) to increase the number of authorized shares of Common Stock from forty-five million (45,000,000) to Two hundred and fifty million (250,000,000), par value $0.00001 per share; and authorized Preferred Stock from ten million (10,000,000) to fifty million (50,000,000), par value $0.00001 per share.

Second Proposal: An amendment to the Company’s Articles of Incorporation to change the name of the Company from QE BRUSHES, INC. to VIRTUAL MEDICAL INTERNATIONAL, INC.

It is extremely important that your shares be represented at the meeting. Whether or not you plan to attend the Special Meeting in person, you are requested to mark, sign, date and return the enclosed proxy promptly in the pre-addressed return envelope provided or give your proxy by scanning and emailing it or faxing it by following the instructions on the proxy card.

Sincerely,

MARC SALLS
Marc Salls
September 20, 2010	President

QE BRUSHES, INC.
469 St. Pierre Rd.
Los Angeles, California 90077
(310) 470-2616

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

October 15, 2010 at 11a.m. (Pacific Time)

Notice is hereby given that a Special Meeting of Stockholders of QE BRUSHES, INC. (the Company) will be held on Friday, October 15, 2010, at 11:00 a.m., Pacific Time, at 469 St. Pierre Rd., Los Angeles, California 90077.

First Proposal: An amendment to the Company’s Articles of Incorporation (“Articles of Incorporation”) to increase the number of authorized shares of Common Stock from forty-five million (45,000,000) to two hundred and fifty million (250,000,000), par value $0.00001 per share; and authorized shares of Preferred Stock from ten million (10,000,000) to fifty million (50,000,000), par value $0.00001 per share.

Second Proposal: An amendment to the Company’s Amended and Restated Articles of Incorporation to change the name of the Company from QE BRUSHES, INC. to VIRTUAL MEDICAL INTERNATIONAL, INC.

The Special Meeting may be adjourned or postponed from time to time (including to obtain a quorum or solicit additional votes in favor of the proposal), and at any reconvened meeting action on the proposed amendments to the Articles of Incorporation may be taken without further notice to stockholders unless required by our Bylaws.

If you were a stockholder of record at the close of business on September 16, 2010, you are entitled to notice of and to vote at the Special Meeting and any adjournment or postponements thereof.

Sincerely,

MARK SALLS
Marc Salls
September 20, 2010	President

IMPORTANT: Whether or not you plan to attend, so that your vote will be counted at the Special Meeting, please mark, sign, date and return the enclosed proxy promptly, using the pre-addressed return envelope enclosed, or give your proxy by scanning and emailing it or faxing it by following the instructions on the proxy card.

QE BRUSHES, INC.
469 St. Pierre Rd.
Los Angeles, California 90077
(310) 470-2616

PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 15, 2010 AT 11AM PACIFIC TIME

Date of the Proxy Statement – September 20, 2010

GENERAL INFORMATION
Information About the Special Meeting

The Special Meeting will be held on Friday, October 15, 2010, at 11:00 a.m., Pacific Time, at 469 St. Pierre Rd., Los Angeles, California 90077.

Information About this Proxy Statement

We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors of QE BRUSHES, INC. is soliciting your proxy to vote your shares at the Special Meeting. If you own QE Brushes’ Common Stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of these proxy materials. To assist us in saving money and to provide you with better stockholder services, we encourage you to have all your accounts registered in the same name and address. You may do this by contacting Michael Davis, QE Brushes’ Secretary at (310) 470-2616. This Proxy Statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) and which is designed to assist you in voting your shares. On or about September 20, 2010, we will mail this Proxy Statement and the enclosed proxy card to all stockholders of record at the close of business on September 16, 2010.

Matters to be Voted on at the Special Meeting

First Proposal: An amendment to the Company’s Articles of Incorporation (“Articles of Incorporation”) to increase the number of authorized shares of Common Stock from forty-five million (45,000,000) to two hundred and fifty million (250,000,000), par value $0.001 per share and the authorized shares of Preferred Stock from ten million (10,000,000) to fifty million (50,000,000), par value $0.00001 per share (“Share Increase Amendment”); and

Second Proposal: An amendment to the Company’s Articles of Incorporation to change the name of the Company from QE BRUSHES, INC. to VIRTUAL MEDICAL INTERNATIONAL, INC. (“Name Change Amendment”)

The Board recommends that you vote FOR both the Share Increase
Amendment and Name Change Amendment

Information About Voting

Stockholders can vote on matters presented at the Special Meeting in two ways:

(a) By Proxy. You can vote by signing, dating and returning the enclosed proxy card promptly using the pre-addressed return envelope or give your proxy by scanning and emailing it to fdambrosio@explainmysurgery.com or faxing it to (440) 238-8346. If you do this, the proxies will vote your shares in the manner you indicate. If you do not indicate instructions on the card, your shares will be voted FOR the proposed amendments.

(b) In Person. You may attend the Special Meeting and cast your vote in person.

You may revoke your proxy at any time before it is exercised by sending a written notice (or other verifiable form of communication) notice of revocation to QE Brushes’ Secretary, Michael Davis, prior to the Special Meeting, or by submitting a later-dated proxy to us.

Each share of our Common Stock is entitled to one vote. As of the record date, September 16, 2010, there were 14,857,500 shares of our Common Stock outstanding and 2,000,000 shares of our Preferred Stock outstanding. Holders of a majority of the outstanding shares of our Common Stock and Preferred Stock must approve each of the proposals in order for each of them to pass.

Information Regarding Tabulation of the Vote

QE Brushes’ will appoint one or more inspectors of election to act at the special meeting and to make a written report thereof. Prior to the special meeting, the inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspectors will ascertain the number of shares of Common Stock and Preferred Stock outstanding and the voting power of each, determine the shares of Common Stock and Preferred Stock represented at the annual meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law. The determination of the inspectors as to the validity of proxies will be final and binding.

Dissenter’s Rights

The Nevada General Corporation Law does not provide for dissenters’ rights in connection with any of the actions described in this Proxy Statement, and we will not provide stockholders with any such right independently.

Quorum Requirement

A quorum of stockholders is necessary to hold a valid meeting. Under the Bylaws, holders of Common Stock entitled to exercise a majority of the voting power of us, present in person or by proxy, shall constitute a quorum. Abstentions and broker non-votes, if any, are counted as present for establishing a quorum.

Information About Votes Necessary for Proposal to be Adopted

Approval by holders of a majority of the outstanding Common Stock and a majority of the outstanding Preferred Stock will be required to approve both First Proposal: The amendment to increase in the authorized shares of Common Stock from forty-five million (45,000,000) to two hundred and fifty million (250,000,000), and Preferred Stock from ten million (10,000,000) to fifty million (50,000,000), par value $0.00001 per share and Second Proposal: The amendment to change the name of the Company from QE BRUSHES, INC. to VIRTUAL MEDICAL INTERNATIONAL, INC.

Abstentions and broker non-votes, if any, will be counted as votes against the amendments.

As of September 16, 2010, there were approximately 47 holders of record of outstanding shares of Common Stock and approximately 1 (one) holders of record of outstanding shares of Preferred Stock (excluding beneficial owners in ‘street names’).

Revocation of Proxies

If you give a proxy, you may revoke it at any time before it is exercised by giving notice to QE Brushes’ Secretary in writing or by means of other verifiable communication prior to the Special Meeting or by submitting a later-dated proxy to us.

Costs of Proxy Solicitation

QE Brushes’ will pay all the costs of soliciting these proxies except for the costs of returning your proxy card. In addition to solicitation by mail, proxies may be solicited personally, by telephone or personal interview by an officer or regular employee of QE Brushes’. QE Brushes’ will also ask banks, brokers and nominees and fiduciaries to forward the proxy materials to their principals and to obtain authority to execute proxies, and reimburse them for expenses.

INFORMATION ABOUT QE BRUSHES’ COMMON STOCK OWNERSHIP

Beneficial Ownership of Shares

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of September 16, 2010 of each officer and director and by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock.

Where the Number of Shares Beneficially Owned includes shares which may be purchased upon the exercise of outstanding stock options or warrants which are or within sixty days will become exercisable (“Preferred Stock” or “Exercisable Warrants”) the percentage of class reported in this column has been calculated assuming the exercise of such.

Name and Address of	Amount and Nature of Beneficial		Percent
Beneficial Owner	Ownership		of Class
Officers and Directors: (1)

Francis D’Ambrosio (2)	0	Common Stock	0%
	0	Preferred Stock	0%

Marc Salls (3)	0	Common Stock	0%
	0	Preferred Stock	0%

Michael Davis (4)	0	Common Stock	0%
	0	Preferred Stock	0%

David Hostelley (5)	0	Common Stock	0%
	0	Preferred Stock	0%

All Officers and Directors as a Group	0	Common Stock	0%
(4 persons)	0	Preferred Stock	0%

Entertainment Arts Research, Inc.	7,000,000	Common Stock	47.11%
7000 Central Parkway, Suite 1250	2,000,000	Preferred Stock	100%
Atlanta, GA 30328

Greg Ruff	2,500,000	Common Stock	16.66%
12901 South Buttercup Lane	0	Preferred Stock	0%
Spokane, WA 99224

Robert Tassinari	2,500,000	Common Shares	16.66%
33 Main Street	0	Preferred Stock	0%
Newtown, CT 06470

(1)	The address for each of the Company’s directors and executive officers is the Company’s principal offices, QE BRUSHES, INC. 469 St. Pierre Rd., Los Angeles, CA 90077.
(2)	Director & Chief Executive Officer.
(3)	Director and President
(4)	Director, Secretary and Treasurer
(5)	Chief Financial Officer and Principal Accounting Officer

FIRST PROPOSAL

SHARE INCREASE AMENDMENT

The Board of Directors has approved, subject to stockholders’ approval, an amendment to our Articles of Incorporation to increase the number of authorized shares of Common Stock from forty-five million (45,000,000) to two hundred and fifty million (250,000,000), par value $0.00001 per share and Preferred Stock from ten million (10,000,000) to fifty million (50,000,000), par value $0.00001 per share, and (ii) an amendment. The Board of Directors has determined that this amendment is advisable and in the best interests of us and our stockholders.

At the Special Meeting, stockholders will be asked to consider and vote upon this amendment. The Board of Directors recommends that stockholders vote FOR the Share Increase Amendment.

Reasons for the Amendment

We are currently authorized to issue 45,000,000 shares of Common Stock. Currently, there are 14,857,500 shares of Common Stock outstanding. After the increase in the authorized number of shares of Common Stock, there will be available for issuance, 235,142,500 shares of our Common Stock. The par value of our Common Stock will be $0.00001 per share. The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of common stock. The Share Increase Amendment will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock would remain unchanged under the Share Increase Amendment.

The availability of additional authorized shares of Common Stock will enable us to satisfy our obligations to (i) the holders of the Company’s preferred stock which is convertible into shares of common stock and (ii) to allow us to issue additional shares of common stock in the future as needed.  Currently we have no plans to issue additional shares of common stock at this time, except in exchange for shares of preferred stock.  Currently there are 2,000,000 preferred shares outstanding.  One preferred shares is convertible into one share of common stock.  After the increase in the authorized number of shares of Preferred Stock, there will be available for issuance, 48,000,000 shares available.

The 2,000,000 shares of Preferred Stock were issued pursuant to an agreement we entered into with Entertainment Arts Research, Inc., a Nevada corporation (“EARI”) on July 28, 2010, wherein we agreed to purchase 1,680,000 restricted shares of EARI’s common stock in exchange for 7,000,000 restricted Common Shares plus 2,000,000 preferred, convertible and restricted shares.   As a condition to the agreement, we have 90 days from closing to cause our articles of incorporation to be amended to increase our authorized shares of Common Stock to at least 100,000,000 shares.  We elected to increase our authorized shares of Common Stock to 250,000,000 and our preferred shares to 50,000,000, each with a par value of $0.00001 per share.

We are currently authorized to issue 10,000,000 shares of Preferred Stock. Currently, there are 2,000,000 shares of Preferred Stock outstanding. After the increase in the authorized number of shares of Preferred Stock, there will be available for issuance, 48,000,000 shares of our Preferred Stock. The par value of our Preferred Stock will be $0.00001 per share. The Share Increase Amendment will not alter the current number of issued shares. The relative rights and limitations of the shares of Preferred Stock would remain unchanged under the Share Increase Amendment.

More generally, the increase in the authorized number of shares of Common and Preferred Stock will enable us to engage in (i) possible future financings and (ii) such other corporate purposes as the Board of Directors determines in its discretion. These corporate purposes may include future stock splits, stock dividends or other distributions, future financings, acquisitions and stock options and other equity benefits under our employee benefit plans.  Currently we have no plans to issue shares for the foregoing.

Certain Effects of the Amendment

The increase in authorized shares of Common or Preferred Stock is not being proposed as a means of preventing or dissuading a change in control or takeover of us. However, use of these shares for such a purpose is possible. Authorized but unissued or unreserved Common Stock and Preferred Stock, for example, could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of us or could be issued to purchasers who would support the Board of Directors in opposing a takeover proposal. In addition, the increase in authorized shares of Common and Preferred Stock, if approved, may have the effect of discouraging a challenge for control or make it less likely that such a challenge, if attempted, would be successful. The Board of Directors and our executive officers have no knowledge of any current effort to obtain control of us or to accumulate large amounts of shares of our Common Stock.

The holders of shares of our Common and Preferred Stock are not entitled to preemptive rights with respect to the issuance of additional shares of Common and Preferred Stock or securities convertible into or exercisable for shares of Common Stock. Accordingly, the issuance of additional shares of our Common and Preferred Stock or such other securities might dilute the ownership and voting rights of stockholders.

The proposed amendment to the Articles of Incorporation does not change the terms of the Common and Preferred Stock. The additional shares of Common Stock for which authorization is sought will have the same voting rights, the same rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized.  Voting rights of preferred stock is determined when the preferred shares have been designated for issuance.

We could also use the additional shares of Common and Preferred Stock for potential strategic transactions, including, among other things, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect our business or the trading price of the Common Stock.  Preferred Stock will not be listed for trading.  Any such transaction may require us to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could materially and adversely affect our business and financial results.

If approved by stockholders, it is anticipated that the amendment to the Articles of Incorporation will become effective upon the filing of a Articles of amendment with the Secretary of State for the State of Nevada, which filing is expected to occur as soon as practicable after the Special Meeting.

The Board of Directors recommends a vote FOR the proposal to amend the Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock to two hundred and fifty million (250,000,000) and increase the number of authorized shares of Preferred Stock to fifty million (50,000,000), par value $0.00001 per share.

SECOND PROPOSAL

NAME CHANGE AMENDMENT

The Board of Directors has approved, subject to stockholder approval, an amendment to our Articles of Incorporation to change the name of the Company from QE BRUSHES, INC. to VIRTUAL MEDICAL INTERNATIONAL, INC.

Reason for the Amendment

We have operated under the name of QE BRUSHES, INC. since July 19, 2007.  We were engaged in the business of developing, manufacturing, and selling toothbrushes specifically for use by pet owners to clean canine and feline mouths.  We believe that the name VIRTUAL MEDICAL INTERNATIONAL, INC. is more reflective of our future business operations.

Our future business operations are the design and operation of an Internet based pre-operation consultation system.  The patient, who is to be scheduled for surgery, would be asked to sit at a computer, and through a connection to an Internet based system, answer questions as to his/her understanding of the proposed surgery.  At any time during the answering of the questions, it is indicated a lack of understanding, the patient would be referred back to a health professional for further explaining.  At the end of the process, the patient will be asked to sign a document indicating the explanation has been given, understood, and no further questions remain.

If approved by stockholders, it is anticipated that the amendment to the Articles of Incorporation will become effective upon the filing of a Articles of amendment with the Secretary of State for the State of Nevada, which filing is expected to occur as soon as practicable after the Special Meeting.

The Board of Directors recommends a vote FOR the proposal to amend the Amended and Restated Articles of Incorporation to change the name of the Company from QE BRUSHES, INC. to VIRTUAL MEDICAL INTERNATIONAL, INC.

Sincerely,

MARC SALLS
Marc Salls
September 20, 2010	President

SPECIAL MEETING OF STOCKHOLDERS OF
QE BRUSHES, INC.

October 15, 2010, 11:00 a.m. Pacific Time

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED PRE-ADDRESSED RETURN ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK. ALTERNATIVELY, YOU MAY SCAN AND EMAIL IT TO fdambrosio@explainmysurgery.com OR FAX IT TO (440) 238-8346

FIRST PROPOSAL

Proposal to amend QE BRUSHES, INC.’s Articles of Incorporation to increase the authorized shares of its Common Stock from 45,000,000 shares to 250,000,000 shares with a par value of $0.00001 per share and increase the authorized shares of its Preferred Stock from 10,000,000 shares to 50,000,000 shares with a par value of $0.00001 per share.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

SECOND PROPOSAL

Proposal to amend QE BRUSHES, INC.’s Articles of Incorporation to change its name from QE BRUSHES, INC. to VIRTUAL MEDICAL INTERNATIONAL, INC.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE FIRST AND SECOND PROPOSALS.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

NOTE:
Please sign exactly as your name or names appear hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership’s name by authorized person.